Exhibit 99.2

KPMG Peat Marwick LLP






                          Independent Auditors' Report



The Board of Directors
Citizens Loan and Savings Company:

We have audited the accompanying statements of earnings, shareholders' equity and cash flows of Citizens Loan and Savings Company for the year ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Citizens Loan and Savings Company for the year ended September 30, 1995, in conformity with generally accepted accounting principles.



                                               KPMG Peat Marwick LLP

October 27, 1995